Exhibit 99.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 20, 2014 (this “Agreement”), by and among Brookdale Senior Living Inc., a Delaware corporation (“Parent”), and the undersigned shareholders (“Shareholders”) of Emeritus Corporation, a Washington corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Broadway Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Company, are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as it may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), and each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date of this Agreement, each Shareholder beneficially owns (as defined under Rule 13d-3 of the Exchange Act) and is entitled to vote the number of outstanding shares of Company Common Stock set forth opposite such Shareholder’s name on Schedule 1 hereto (the “Existing Shares”);

WHEREAS, each Shareholder other than Stanley L. Baty (each such Shareholder, a “Locked-Up Shareholder”) has also agreed to certain limitations on their ability to offer, sell, contract to sell or otherwise dispose of the shares of Parent Common Stock received by them in the Merger for 60 days following the Effective Time, as set forth herein; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Affiliate” shall have the meaning set forth in Rule 12b–2 promulgated under the Exchange Act, provided, that no Shareholder shall be deemed an Affiliate of any other holder of common stock of the Company solely by reason of any investment in the Company.

(b) “Covered Shares” means the Existing Shares that are beneficially owned by the Shareholders, together with any other shares of Company Common Stock or other voting capital stock of the Company that the Shareholders acquire beneficial ownership of during the period from the date of this Agreement through the Termination Date.

(c) “Existing Shareholders Agreement” means the Amended and Restated Shareholders Agreement, dated as of March 29, 2007, by and among the Company and the shareholders party thereto, as amended.

(d) “Lock-up Period” means the period commencing on the Effective Time and ending 60 days after the Effective Time.

(e) “Parent Covered Shares” means all shares of Parent Common Stock beneficially owned by the Shareholders as of the Effective Time.

(f) “Transfer” means, directly or indirectly, to sell, exchange, transfer, assign, lease, encumber, hypothecate, pledge or otherwise transfer or dispose of, with or without consideration, including, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntary or by operation of law, by merger, by tendering into any tender or exchange offer, by testamentary disposition, or otherwise, or to enter into any contract, option or other agreement with respect to any sale, exchange, transfer, assignment, lease, encumbrance, hypothecation, pledge or similar transfer or disposition.

ARTICLE II

VOTING

Section 2.1 Agreement to Vote. Each Shareholder hereby agrees that during the term of this Agreement (as described in Section 5.1), at the Company Shareholders Meeting and at any other meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the shareholders of the Company, it shall, in each case to the extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if applicable) covering, all of its Covered Shares (i) in favor of the approval of the Merger Agreement, (ii) in favor of any related proposal in furtherance of the Merger and the transactions contemplated by the Merger Agreement, (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in (A) a breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement or (B) a breach of any representation, warranty, covenant or other agreement or obligation of such Shareholder contained in this Agreement; (iv) against any Takeover Proposal with respect to the Company; and (v) against any amendment of the Company’s organizational documents (other than the amendments of the Company’s organizational documents resulting from the Merger), which amendment would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of Company Common Stock (collectively, “Frustrating Transactions”). Each Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

Section 2.2 Granting of Irrevocable Proxy and Voting Instructions. In connection with the execution of this Agreement, to facilitate the agreements referred to in Section 2.1, each Shareholder hereby appoints Parent and a designee of Parent, or any one of them, the true and lawful attorneys in fact, agents and proxies of the Shareholder to represent the Shareholder at any meeting of the shareholders of the Company, or action by written consent, at which the Merger is being considered, and at any postponements and adjournments of such meeting. Each Shareholder affirms that the irrevocable proxy is coupled with an interest and is granted in order to secure the Shareholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement, and that until the termination of this Agreement such proxy may not be revoked. If the Shareholder fails for any reason to be counted as present, consent or vote the Covered Shares in accordance with the requirements of Section 2.1(a) and (b) above (or anticipatorily breaches such section), then Parent shall have the right to cause to be present, consent or vote the Covered Shares in accordance with the provisions of Section 2.1(a) and (b). The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Parent or its designee may not exercise this irrevocable proxy on any matter except as provided in this Article II, and each Shareholder may vote the Covered Shares on all other matters to the extent not inconsistent with this Agreement.

ARTICLE III

OTHER COVENANTS

Section 3.1 Prohibition on Transfers of Covered Shares, Other Actions. Except as otherwise permitted under this Agreement (including in the case of Section 3.3, except as otherwise restricted by Section 3.3):

(a) Each Shareholder hereby agrees not to:

(i) Transfer any of the Covered Shares or Transfer beneficial ownership or any other interest in any of the Covered Shares, except (A) by using Covered Shares (or effecting a “net exercise” of a Company Stock Option) either to pay the exercise price upon the exercise of a Company Stock Option or to satisfy the Shareholder’s tax withholding obligation upon the exercise of a Company Stock Option or Restricted Stock or to satisfy the Shareholder’s tax withholding obligation upon the exercise of a Company Stock Option or Restricted Stock, in each case as permitted pursuant to the terms of any Company Plan, (B) transferring Covered Shares to Affiliates, immediate family members, a trust established for the benefit of Shareholder and/or for the benefit of one or more members of Shareholder’s immediate family or charitable organizations or upon the death of Shareholder, provided that, as a condition to such Transfer, the recipient (a “Permitted Transferee”) agrees to be bound by this Agreement and delivers a joinder to this Agreement in a form reasonably acceptable to Parent, or (C) with Parent’s prior written consent,

(ii) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with, or would reasonably be expected to violate or conflict with, or would reasonably be expected to result in or give rise to a violation of or conflict with, the Shareholder’s representations, warranties, covenants and obligations under this Agreement,

(iii) take any action that would reasonably be expected to restrict or otherwise affect the Shareholder’s power, authority and right to comply with and perform its covenants and obligations under this Agreement or (iv) discuss, negotiate, make an offer or enter into an agreement, contract, commitment or other arrangement with respect to any matter related to this Agreement.

Any Transfer in violation of this Section 3.1 shall be void ab initio and of no force or effect. No Shareholder shall deposit (or cause or permit the deposit of) any Covered Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Covered Shares.

(b) Each Shareholder agrees that it shall not, and shall cause each of its Affiliates to not, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) that the Shareholder or such Affiliate is not currently a part of and that has not been disclosed in a filing with the SEC prior to the date hereof (other than as a result of entering into this Agreement) for the purpose of opposing or competing with or supporting the opposition or competition with the transactions contemplated by the Merger Agreement.

(c) Each Shareholder agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect in any respect or would reasonably be expected to have the effect of preventing or impeding or interfering with or adversely affecting the performance by the Shareholder of its obligations under or contemplated by this Agreement.

(d) Each Shareholder hereby directs the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to the Covered Shares (and that this Agreement places limits on the voting and Transfer of such Covered Shares) and shall ensure that an appropriate legend is affixed to the certificates representing the Covered Shares.

Section 3.2 Stock Dividends, etc. In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. Each Shareholder hereby agrees, while this Agreement is in effect, promptly to notify Parent of the number of any new shares of Company Common Stock with respect to which beneficial ownership is acquired by such Shareholder, if any, after the date hereof and before the Effective Time. Any such shares shall automatically become subject to the terms of this Agreement as Covered Shares as though owned by the Shareholder as of the date hereof.

Section 3.3 No Solicitation. Each Shareholder hereby agrees that during the term of this Agreement, it shall not, and shall cause its Affiliates and Representatives not to, take any action that the Company and any of its Subsidiaries are otherwise prohibited from taking under Section 5.02 of the Merger Agreement. Each Shareholder agrees to promptly (and in any event within 24 hours) advise Parent orally and in writing of any Takeover Proposal or Frustrating Transaction or inquiry made to the Shareholder with respect to, or that is reasonably likely to lead to, any Takeover Proposal or Frustrating Transaction, on the timing and with the same amount of detail as is required under the Merger Agreement with respect to any Takeover Proposal received by the Company.

Section 3.4 Prohibition on Transfer of Parent Covered Shares.

(a) Neither a Locked-Up Shareholder nor any of its Permitted Transferees may Transfer any of its Parent Covered Shares, or Transfer beneficial ownership or any other interest in any of its Parent Covered Shares, during the Lock-up Period.

(b) Notwithstanding Section 3.4(a), at any time a Locked-Up Shareholder may Transfer Parent Covered Shares to a Permitted Transferee so long as such Permitted Transferee executes a joinder to this Agreement at the time of such Transfer providing that such person shall be bound by, and shall fully comply with, the terms of this Agreement, and thereupon such Permitted Transferee shall become a Locked-Up Shareholder hereunder.

(c) Any attempted Transfer of Parent Covered Shares by a Locked-Up Shareholder or its Permitted Transferee not in compliance with this Section 3.4 shall be void and shall not be recognized or registered upon the books of Parent. Each Locked-Up Shareholder or its Permitted Transferee, shall notify Parent immediately upon the occurrence of an involuntary Transfer of its Parent Covered Shares during the Lock-up Period.

Section 3.5 Appraisal Rights. Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have (including under Chapter 23B.13 of the WBCA).

Section 3.6 Further Assurances. From time to time at the request of Parent, and without further consideration, each Shareholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Shareholders. Each Shareholder represents and warrants to Parent as follows:

(a) Organization, Standing and Corporate Power. Such Shareholder, if an entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed (except to the extent the “good standing” concept is not applicable in such jurisdiction) and has all requisite power and authority to carry on its business as now being conducted. Such Shareholder, if an entity, is duly qualified or licensed to do business and is in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.

(b) Authority; Noncontravention.

(i) Each Shareholder has all requisite corporate or individual, as the case may be, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action (corporate or otherwise) on the part of the Shareholder, and no other corporate or other proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity).

(ii) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Shareholder under, (A) the Shareholder’s organizational documents (if applicable), (B) any Contract to which the Shareholder is a party or any of its properties or other assets is subject or (C) any Law applicable to the Shareholder or its properties or other assets.

(c) Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated by this Agreement.

(d) Ownership. Such Shareholder is the owner of record (or the controlling Person of the owner of record) and beneficial owner of such Shareholder’s Existing Shares, free and clear of any Lien, other than any Liens pursuant to this Agreement and except as identified in Schedule I attached hereto. As of the date of this Agreement, such Shareholder’s Existing Shares constitute all of the shares of Company Common Stock beneficially owned or owned of record by such Shareholder. Such Shareholder (directly or through wholly owned Subsidiaries) is the sole beneficial owner and has and will have at all times through the Closing sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Existing Shares and with respect to all of the Covered Shares beneficially owned by such Shareholder at all times through the Closing.

(e) Acknowledgement. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

(f) Existing Shareholders Agreement. Such Shareholder understands and acknowledges that effective as of the Effective Time, it shall own no shares of Company Common Stock and the Existing Shareholders Agreement shall terminate in accordance with its terms as of the Effective Time.

(g) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by such Shareholder (in its capacity as such).

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement shall automatically terminate on the earliest to occur of (such date, the “Termination Date”) (i) the termination of this Agreement by the mutual written consent of Parent and the Shareholders, (ii) the Effective Time, (iii) the date of valid termination of the Merger Agreement in accordance with its terms and (iv) the entering into or effectiveness of any amendment, modification, supplement or waiver under the Merger Agreement which amendment, modification, supplement or waiver would (a) reduce the exchange ratio or form of or composition of the per share merger consideration payable in the Merger, (b) extend the Termination Date, or (c) materially and adversely impact the Shareholder in the Shareholder’s capacity as a holder of Common Stock of the Company, and after the occurrence of any such applicable event this Agreement shall terminate and be of no further force; provided, however, that the provisions of Section 3.4 and Article V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit the liability of any party for any breach of this Agreement occurring prior to such termination.

Section 5.2 Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), by e-mail of a pdf attachment (for which a confirmation email is obtained), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

Brookdale Senior Living Inc.

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

Facsimile No.: (615) 564-8204

Attention: Chad C. White

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile No.: (212) 735-2000

Attention: Joseph A. Coco

         Peter D. Serating

If to any Shareholder: to such Shareholder and its counsel at their respective addresses and facsimile numbers set forth on Schedule 1 hereto.

Section 5.3 Interpretation; Certain Definitions. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiating and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

Section 5.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including all Exhibits and Annexes hereto) and the Merger Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and are not intended to confer upon any person other than the parties any rights, benefits or remedies.

Section 5.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 5.7 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 5.9 Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware and (d) and irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement in a Federal court located in the State of Delaware or of any state court located in the State of Delaware or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.11 Amendment. This Agreement may not be amended except by an instrument in writing signed by Parent and each Shareholder.

Section 5.12 Extension; Waiver. At any time before the termination of this Agreement, Parent, on the one hand, and the Shareholders, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

Section 5.13 No Ownership Interest. Except as expressly provided herein or in the Merger Agreement, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Parent shall have no authority to direct the Shareholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.14 Fees and Expenses. All costs and expenses (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.15 Shareholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Shareholder are made solely with respect to such Shareholder and the Covered Shares. Each Shareholder is entering into this Agreement solely in its capacity as the beneficial owner of such Covered Shares and nothing herein shall limit or affect any actions taken by any officer or director of the Company (or a Company Subsidiary) in his or her capacity as a director, board committee member or officer of the Company (or a Subsidiary of the Company), including participating in his or her capacity as a director of the Company or a Subsidiary of the Company in any discussions or negotiations in accordance with Section 5.02 of the Merger Agreement. Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Chief Executive Officer

/s/ Daniel R. Baty
Daniel R. Baty

/s/ Stanley L. Baty
Stanley L. Baty

/s/ Stanley L. Baty
Stanley L. Baty, as Co-Trustee of the Baty 2014
Grantor Retained Annuity Trust

/s/ Brandon D. Baty
Brandon D. Baty, as Co-Trustee of the Baty 2014
Grantor Retained Annuity Trust

B.F., LIMITED PARTNERSHIP

By:	COLUMBIA-PACIFIC GROUP, INC.,
General Partner

	By:	/s/ Brandon D. Baty
Brandon D. Baty, President

[Signature Page to Voting Agreement]

Schedule I

SHAREHOLDER INFORMATION

Name and Contact Information	Shares of Company Common Stock

Daniel R. Baty 1910 Fairview Ave E, Suite 500 Seattle, WA 98102	1,167,915	[1]

Baty 2014 Grantor Retained Annuity Trust Stan and Brandon Baty, Co-Trustees 1910 Fairview Ave E, Suite 500 Seattle, WA 98102	1,657,504	[1]

B.F., Limited Partnership 1910 Fairview Ave E, Suite 500 Seattle, WA 98102	2,951,920	[1]

Stanley L. Baty 1910 Fairview Ave E, Suite 500 Seattle, WA 98102	117,400

Counsel for the above listed Shareholders:

Edward A. Harley Foster Pepper PLLC 1111 Third Ave., Ste. 3400 Seattle, WA 98101-3299 Fax: 206-749-2031

[1]	Certain of these shares are pledged as collateral as part of such shareholder’s overall personal financial planning.